EXHIBIT 10.04

AMENDMENT NO. 1 TO DISTRIBUTION AGREEMENT

THIS FIRST AMENDMENT TO THE DISTRIBUTION AGREEMENT (this “Amendment”) is made and entered into and effective as of the 14th day of June, 2002, (“Effective Date”), between PARALLAX MEDICAL, INC., a California corporation having offices in Scotts Valley, California (“PMI”), and MEDTRONIC SOFAMOR DANEK, INC., an Indiana corporation having offices in Memphis, Tennessee (“MSD”). This Agreement amends the Distribution Agreement between PMI and MSD dated April 1, 2000 (the “Distribution Agreement”).

BACKGROUND

A.	PMI and MSD entered into the Distribution Agreement on April 1, 2000, under which PMI granted to MSD and its affiliates the exclusive rights to distribute and sell certain PMI Product.

B.	MSD and PMI have disputed the amount of money MSD is obligated to pay PMI under the Distribution Agreement, particularly with regard to MSD’s forecasted orders and sales of PMI’s products and any penalties PMI claims it is entitled to in relation to those forecasts by MSD.

C.	PMI and MSD executed a Term Sheet dated March 7, 2002, attached to this Amendment as Exhibit A (the “Term Sheet”) that outlined the initial terms of their understanding and which is superceded and terminated by this Amendment.

D.	MSD and PMI each wish to make the Distribution Agreement non-exclusive and to eliminate all penalties or payments that MSD may have owed PMI in connection with forecasts by MSD under the Distribution Agreement.

AGREEMENT

In consideration for the mutual covenants contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, and intending to be legally bound hereby, PMI and MSD hereby agree as follows:

ARTICLE 1

AMENDMENTS

1.1	Amendment to ARTICLE 2. The heading of ARTICLE 2 of the Distribution Agreement is hereby amended and restated as follows:

“ARTICLE 2

APPOINTMENT AS NON-EXCLUSIVE DISTRIBUTOR”

1.2	Amendment to Section 1.9. Section 1.9 of the Distribution Agreement is hereby amended and restated in its entirety as follows:

“1.9	MSD Field” means sales resulting from sales contacts with orthopedic surgeons and/or neurospinal surgeons. PMI agrees and acknowledges that PMI shall not market and/or sell PMI Product in the MSD field.”

1.3	Amendment to Section 2.1. Section 2.1 of the Distribution Agreement is hereby amended and restated as follows:

“2.1	Subject to the terms and conditions of this agreement, PMI hereby appoints MSD as a non-exclusive U.S. distributor for PMI Product in the MSD Field. MSD will have the right to distribute PMI Product outside of the United States in those countries identified on the schedule attached to this Amendment as Exhibit B. Furthermore, MSD will have the right to distribute PMI Product in countries not identified on Exhibit B only after PMI approves an MSD business plan for the distribution of PMI Product in those countries (on a country by country basis) and those countries are added to Exhibit B. PMI acknowledges that prior to the execution of this Amendment MSD may have purchased PMI Product for distribution in countries not identified in Exhibit B. PMI hereby agrees to purchase from MSD all such PMI Product at the purchase price per unit of PMI Product to MSD specified in the Distribution Agreement.”

1.4	Amendment of Section 2.6. Section 2.6 of the Distribution Agreement is hereby eliminated from the Distribution Agreement in its entirety.

1.5	Amendment of Section 3.1. Section 3.1 of the Distribution Agreement is hereby amended and restated in its entirety as follows:

“3.1	MSD will exercise reasonable efforts, consistent with the exercise of good faith business judgment, to market, sell and distribute PMI Product in the MSD Field. Such efforts will include, without limitation, developing marketing, sales and training literature and aids for PMI Product, and exhibiting PMI Product at meetings that include medical professionals in the MSD Field. MSD will not solicit or provide, and will instruct its sales force not to solicit or provide service outside of the MSD Field for the duration of this agreement beginning September 1, 2002. MSD will also make reasonable efforts to prevent its sales force from soliciting or providing service outside the MSD Field for the duration of this agreement beginning September 1, 2002. After September 1, 2002 MSD will make reasonable efforts to refer to PMI all inquiries or requests for PMI Product, or for service, assistance, information or advice regarding PMI Product that MSD receives from or on behalf of physicians MSD knows to be outside the MSD Field.”

1.6	Amendment of Section 3.4. Section 3.4 of the Distribution Agreement is hereby amended and restated in its entirety as follows:

“3.4	MSD will market and sell PMI Product to orthopedic spine surgeons and to neurosurgeons; provided, however, that nothing in this agreement prevents MSD from developing or distributing Competitive Product.”

1.7	Amendment of Article 4. Sections 4.2 and 4.5 of the Distribution Agreement are hereby eliminated from the Distribution Agreement in their entirety.

1.8	Amendment of Article 4.4. Section 4.4 of the Distribution Agreement is hereby amended and restated in its entirety as follows:

“4.4	PMI will exercise reasonable efforts, consistent with the exercise of good faith business judgment, to obtain the CE Mark for all PMI Products.

1.9	Amendment of Section 5.3. Section 5.3 of the Distribution Agreement is hereby modified by omitting “(60)” and inserting “(90)”.

1.10	Amendment of Section 5.4. Section 5.4 of the Distribution Agreement is hereby amended and restated in its entirety as follows:

“5.4	MSD may accelerate or defer delivery of up to 30% of PMI Products for Products scheduled to be delivered per the purchase order between 31 and 60 days from initial notice of change of delivery date and up to 50% of Products scheduled to be delivered per the purchase order between 61 and 90 days from initial notice of change of delivery date; provided however that MSD shall take delivery of all PMI products within sixty (60) days of the original delivery date shown on the purchase order or any date mutually agreed upon. MSD may cancel purchase orders, in whole or in part, according to the schedule set forth below and will pay the appropriate Cancellation Charges set forth below to PMI based on the percentage of the aggregate price for PMI Products canceled under such purchase orders.

Days Prior to Delivery Date	Cancellation Privilege

0 to 30 Days	Not Allowed

31 to 60 Days	Allowed; 50% Cancellation Charge

61 to 90 Days	Allowed: 25% Cancellation Charge

1.11	Amendment of Section 7.6. Section 7.6 of the Distribution Agreement is hereby amended and restated in its entirety as follows:

“7.6	Notwithstanding any other provisions hereof, in no event will the price paid for any PMI Product (other than the Parallax Patient Prep Kits) hereunder be less than PMI’s Minimum Sales Price. From time to time, but no more frequently than every six months, PMI will provide MSD in writing a list of all PMI Product with a price that neither MSD, PMI or their respective affiliates may sell each PMI Product below (the “Minimum Sales Price”). The parties expressly agree and acknowledge that should either of them sell PMI Product at a price below the Minimum Sales Price, such a sale would constitute a breach pursuant to Section 10.2(a) of the Distribution Agreement.

ARTICLE 2

ADDITIONAL AGREEMENTS

2.1	Settlement of Disputed Amounts PMI Claims to be Owed by MSD. PMI hereby cancels and withdraws all invoices issued to and received by MSD prior to the Effective Date regarding cancellation fees or damages related to the Distribution Agreement.

2.2	Entire Agreement; Ratification. The terms and conditions set forth in this Amendment will modify and supercede all inconsistent terms and provisions set forth in the Distribution Agreement. Except as expressly modified or superceded by this Amendment, the terms and provisions of the Distribution Agreement are hereby ratified and confirmed and will continue in full force and effect. Except for the Services Agreement between PMI and MSD dated July 5, 2001, this Amendment and the Distribution Agreement constitute the entire agreement among the undersigned with respect to the subject matter thereof. This Amendment and the Distribution Agreement supercede all prior agreements or understandings with respect to the subject matter thereof, including the Term Sheet and the Services Agreement.

2.3	Term Sheet Superceded and Terminated. The Term Sheet is hereby terminated and as a result the parties thereto have no further rights or obligations under the Term Sheet.

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IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in the manner appropriate to each, effective as of the date first written above.

PARALLAX MEDICAL, INC.

By:	/s/ HOWARD PREISSMAN

Its:	President & CEO

Date:	June 18, 2002

MEDTRONIC SOFAMOR DANEK, INC.

By:	/s/ PETER WEHRLY

Its:	President, Interbody Division

Date:	June 19, 2002

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